                                                                   EXHIBIT 10.15

                              AMENDED AND RESTATED
                         SUPPLEMENTAL ESOP BENEFIT PLAN
                              OF CFS BANCORP, INC.
                      AND CITIZENS FINANCIAL SERVICES, FSB

      This Amended and Restated Supplemental ESOP Excess Benefit Plan ("Plan") of CFS Bancorp, Inc. ("Company") and Citizens Financial Services, FSB ("Bank") was first adopted effective as of May 17, 1999, and amended and restated effective as of November 19, 2001. The Plan is established and maintained by the Company and the Bank for the purpose of permitting the officers listed in Appendix A attached hereto, (which may be amended by the Company and/or the Bank from time to time hereafter) who will be participating in the CFS Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") to receive allocations representing shares of common stock of the Company pursuant to this Plan in excess of the number of shares of common stock of the Company which are allocable to their accounts within the ESOP ("ESOP Allocation") under the limitation imposed by Sections 401(a)(17), 414 and 415 of the Internal Revenue Code of 1986, as amended, or as a result of the maximum amount of compensation which may be taken into consideration for the purposes of the ESOP.

      The Plan is an unfunded plan maintained for the purpose of providing deferred compensation for selected officers of the Company and the Bank, each of whom is a member of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      Accordingly, the Company and the Bank hereby adopt the Plan pursuant to the terms and provisions set forth below:

                                   ARTICLE ONE

                                   DEFINITIONS

      In addition to those terms defined above, the following terms shall have the meanings hereinafter set forth whenever used herein:

1.1. "Board" means the Boards of Directors of the Company and the Bank.

1.2. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.3 Change in Control" means the occurrence of any of the following: (i) the acquisition of control of the Company as defined in 12 C.F.R. Section 574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. Section 574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the

Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Company is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding CFS Bancorp, Inc. and any stock benefit plan, including this Plan, of CFS Bancorp, Inc. or any subsidiary thereof) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 20% or more of the combined voting power of the Employer's then outstanding securities; (iv) the stockholders of the Company approve (or, in the event no approval of the Company's stockholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction involving the Employer ("Fundamental Transaction") with any other corporation or entity, other than a Fundamental Transaction which results in both (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the surviving entity immediately after such Fundamental Transaction, and (b) the members of the Board of Directors of the Employer immediately prior thereto continuing to represent at least 60% of the members of the Board of Directors of the surviving entity; or (v) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

1.4 "Company Common Stock" means shares of common stock of the Company.

1.5 "ESOP Allocation" means the number of shares allocable to the individual account of a participant in the ESOP pursuant to Article 5 of the ESOP.

1.6 "Participant" means a salaried employee of the Company and/or the Bank who is a participant in the ESOP, who is a member of a select group of management or highly compensated employees within the meaning of Section 201 (2) of the ERISA and who is selected by the Board to participate in the Plan.

1.7 "Plan Year" means the 12-consecutive-month period ending December 31 of each year.

1.8 "Stock Unit" means a bookkeeping unit used for the purpose of crediting amounts to the account of a Participant, each such Stock Unit being equivalent to one share of Company Common Stock.

1.9 "Supplemental ESOP Allocation" shall mean the number of Stock Units allocated to a Participant's account pursuant to Article Three of the Plan.

1.10 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE TWO

                                   ELIGIBILITY

      A salaried employee of the Company and/or the Bank who is eligible to receive the benefit of an ESOP Allocation, the total amount of which is reduced by reason of the limitation on the amount of compensation which may be taken into account for the purpose of calculating allocations pursuant to Sections 401(a)(17), 414 and 415 of the Code shall be eligible to be selected by the Boards of Directors of the Company and the Bank to participate in the Plan.

                                  ARTICLE THREE

                          SUPPLEMENTAL ESOP ALLOCATIONS

      A Participant in the Plan shall receive a Supplemental ESOP Allocation of Stock Units each year at the same time that allocations of Company Common Stock related to Company Contributions (as such term is defined in Section 4.01 of the ESOP) are made pursuant to Section 5.04 of the ESOP. The number of Stock Units allocable to a Participant for any Plan Year shall be an amount equal to the difference between (a) and (b) below:

            (a) The ESOP Allocation which would have been allocated to the Participant for the Plan Year, as determined by Article IV of the ESOP and the definition of "Compensation" in Section 2.13 of the ESOP without giving effect to the limitation imposed by Sections 401(a)(17), 414 and 415 of the Code on the maximum amount of compensation which may be taken into consideration for the purposes of the ESOP;

            LESS

            (b) The ESOP Allocation actually allocated to the account of the Participant in the ESOP for the Plan Year.

Supplemental ESOP Allocations made for the benefit of a Participant for any Plan Year shall be credited to a bookkeeping account maintained under the Plan in the name of each Participant.

                                  ARTICLE FOUR

                   INVESTMENT OF SUPPLEMENTAL ESOP ALLOCATIONS

4.1 INVESTMENT OF FUNDS. Investment of amounts credited hereunder to the account of a Participant shall be treated as if they were actually invested in the ESOP account of the Participant and shall be credited with gains and losses at the same time and in the same manner as is applicable to amounts invested in the ESOP account of such Participant.

4.2 FORMATION OF TRUST. In connection with the adoption of the Plan, the Company and the Bank have elected to form a trust ("Trust") in order to permit contributions from the Company or the Bank to purchase and hold shares of Company Common Stock and other assets, subject to compliance with all applicable securities laws. If the Company and the Bank elect to contribute to the Trust to fund their obligations under the Plan, a Participant shall have no right to demand the transfer to him of stock or other assets from the Company and the Bank or from such Trust. Any assets held in the Trust, including shares of Company Common Stock, may be distributed to a Participant in payment of part or all of the Company's and the Bank's obligations under the Plan.

                                  ARTICLE FIVE

                             VESTING; DISTRIBUTIONS

  5.1. VESTING. The vested portion of a Participant's account shall be a percentage of the total amount credited to the account determined on the basis of the Participant's number of Years of Service" (as defined in Section 2.45 (or any successor thereto) of the ESOP) according to the following schedule:

Years of Service                                        Percentage
Less than 5 years                                            0%
          5                                                100%

      In determining Years of Service for purposes of vesting under the Plan, Years of Service with the Company or the Bank prior to adoption of this Plan shall be included.

      Notwithstanding the above vesting schedule, a Participant shall be 100% vested in his account upon attainment of "Normal Retirement Date" (as defined in Section 2.32 (or any successor thereto) of the ESOP).

In addition, notwithstanding the above vesting schedule, a Participant will be 100% vested in his account upon (i) the effective date of a Change of Control of the Company or (ii) the termination of the Plan.

5.2 Distribution. The vested portion of the amounts credited to a Participant's account shall be distributed in such number of installments as may be directed by the Participant in his or her election relating to such account (provided that the period for payment of such installments shall not exceed ten years and be more frequent than quarterly) and shall be in the same form and commence at the same time as benefits shall be distributed to a Participant's pursuant to Article Seven of the ESOP; provided, however, in the event of a Change in Control of the Company payments in settlement of a Participant's account (including an account with respect to which one or more installment payments have previously been made) shall be made no later than fifteen business days following the effective date of such Change in Control.

      If a Participant should die before distribution of the vested portion of his account pursuant to the Plan has been made to him, any remaining vested amounts shall be distributed to his beneficiary in the method designated by the Participant in a writing delivered to the Company and the Bank prior to his death. If a Participant has not designated a beneficiary, or method of distribution, or if no designated beneficiary is living on the date of distribution, such vested amounts shall be distributed to those persons entitled to receive distributions of the Participant's account under the ESOP and in the same method as distribution is made under the ESOP.

                                   ARTICLE SIX

                           ADMINISTRATION OF THE PLAN

6.1. ADMINISTRATION BY THE COMPANY AND THE BANK. The Company and the Bank shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

6.2. GENERAL POWERS OF ADMINISTRATION. All provisions set forth in the ESOP with respect to the administrative powers and duties of the Company and the Bank, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan, The Company and the Bank shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company and the Bank with respect to the Plan.

                                  ARTICLE SEVEN

                            AMENDMENT OR TERMINATION

7.1. AMENDMENT OR TERMINATION. The Company and the Bank reserve the right to amend or terminate the Plan when, in the sole opinion of the Company and the Bank such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution. Notwithstanding the foregoing, this Plan shall not be amended, modified or terminated in any respect in contemplation of a Change in Control of the Company. For purposes of this
Section 7.1, an amendment, modification or termination in contemplation of a Change in Control of the Company shall be deemed to have occurred if a Change in Control of the Company occurs within twelve months of any amendment, modification or termination of this Plan. In such event, any such amendment, modification or termination shall be null and void unless such amendment or modification has been consented to in writing by the Participants at the time of such amendment or modification.

7.2. EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall directly or indirectly reduce the vested portion of any account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of vested amounts credited to the account of a Participant shall be made to the Participant or his beneficiary in the manner and at the time described in Section 5.2 of the Plan. No additional credits of ESOP Allocations shall be made to the account of a Participant and no additional Years of Service (within the meaning of Section 5. 1) shall be credited after termination of the Plan, but the Company and the Bank shall continue to credit gains and losses pursuant to Article Four until the vested balance of his account has been fully distributed to the Participant or his beneficiary.

                                 ARTICLE EIGHT

                               GENERAL PROVISIONS

8.1. PARTICIPANT'S RIGHTS UNSECURED. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and the Bank, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company and the Bank.

8.2. GENERAL CONDITIONS. Except as otherwise expressly provided herein, all terms and conditions of the ESOP applicable to an ESOP Allocation will also be applicable to an allocation of Stock Units pursuant to this Plan. Nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the ESOP.

8.3. NO GUARANTEE OF BENEFITS. Nothing contained in the Plan shall constitute a guaranty by the Company and the Bank or any other person or entity that the assets of the Company and the Bank will be sufficient to pay any benefit hereunder.

8.4. NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company and the Bank.

8.5. SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or tight to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.6. APPLICABLE LAW. Federal law shall construed and administered under the laws of the State of Indiana to the extent such laws are not superseded by federal law.

8.7. INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Plan is deemed by the Company and the Bank to be incapable of personally receiving and giving g a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company and the Bank may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Bank and the Plan therefor.

8.8. CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by the transfer or sale of assets of the Company and the Bank. However, notwithstanding anything contained herein to the contrary, this Plan shall automatically terminate as of the effective date of a Change in Control of the Company, as defined in Article 1.3 hereof.

8.9. UNCLAIMED BENEFIT. Each Participant shall keep the Company and the Bank informed of his current address and the current address of his designated beneficiary. The Company and the Bank shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company and the Bank within three years after the date on which payment of the Participant's account may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company or the Bank is unable to locate any designated beneficiary of the Participant, then the Company and the Bank shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

8.10. LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither the Company and the Bank nor any individual acting as employee or agent of the Company and the Bank shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

      IN WITNESS WHEREOF, CFS Bancorp, Inc. and Citizens Financial Services, FSB have caused this Plan to be duly amended and restated on this 19th day of November, 2001.

CFS BANCORP, INC.
Attest:

/s/ Monica F. Sullivan                By /s/ Thomas F. Prisby
----------------------                   ---------------------
Secretary                             CEO and Chairman

CITIZENS FINANCIAL SERVICES, FSB
Attest:

/s/ Monica F. Sullivan                By /s/ James W. Prisby
----------------------                   ---------------------
Secretary                             President

                                   APPENDIX A

The Company and the Bank have designated the following persons as Participants in its Amended and Restated Supplemental ESOP Benefit Plan:

                                            Thomas F. Prisby

                                            James W. Prisby

                                            John T. Stephens